UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 17, 2016 (May 16, 2016)

Date of Report (Date of earliest event reported)

FCB FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

2500 Weston Road, Suite 300

Weston, Florida 33331

(Address of principal executive offices)

(954) 984-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2016, FCB Financial Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1: To elect Alan S. Bernikow, Thomas E. Constance, William L. Mack and Frederic Salerno as Class II Directors for a three year term of office expiring at the 2019 Annual Meeting of Stockholders.

Proposal No. 2: To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Proposal No. 3: To approve the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan.

Proposal No. 4: To approve, on a nonbinding advisory basis, the frequency of future nonbinding advisory votes on executive officer compensation (commonly referred to as “say-on-pay frequency”)

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 9, 2016 and the supplement to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on May 6, 2016. The results of such stockholder votes are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Alan S. Bernikow	24,149,988	8,069,853	2,022,004

Thomas E. Constance	29,240,790	2,979,051	2,022,004

William L. Mack	30,636,747	1,583,094	2,022,004

Frederic Salerno	23,335,486	8,884,355	2,022,004

Proposal No. 2: The proposal to ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

34,019,366	215	222,264	—

Proposal No. 3. The proposal to approve the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

28,958,615	3,249,295	11,931	2,022,004

Proposal No. 4. The nonbinding advisory vote concerning the frequency of future nonbinding votes on executive compensation received the following votes:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
32,127,163	1,518	22,499	68,661	2,022,004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	FCB FINANCIAL HOLDINGS, INC.

	By:	/s/ Jennifer Simons
Name: Jennifer Simons
Title: Chief Financial Officer